Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 8, 2010, except for Note 17, which is as of August 20, 2010, relating to the consolidated financial statements of RDA Microelectronics, Inc. (the “Company”), which appears in the Company’s Registration Statement on Form F-1 (File No. 333-170063) filed with the Securities and Exchange Commission on November 9, 2010.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, People’s Republic of China
January 31, 2011